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                                                                     EXHIBIT 1.1

                               DIAGEO CAPITAL PLC
                               DIAGEO FINANCE B.V.
                          DIAGEO INVESTMENT CORPORATION
                                   DIAGEO PLC

                                 DEBT SECURITIES
                                 ---------------

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               November o , 2003


To the Representatives of the Several Underwriters named in the respective Pricing Agreements hereinafter described

Ladies and Gentlemen:

          From time to time Diageo Capital plc (the "Scottish Issuer"), Diageo Investment Corporation, a Delaware corporation (the "U.S. Issuer") and Diageo Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the "Dutch Issuer") (each an "Issuer" and together the "Issuers"), propose severally to enter into one or more Pricing Agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell, to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) the principal amount of their debt securities identified in Schedule II to such Pricing Agreement (generally and, as the context may require, with respect to such Pricing Agreement, the "Securities") to be issued pursuant to the provisions of an indenture identified in such Pricing Agreement (hereinafter called the "Indenture"), among the applicable Issuer, Diageo plc, as Guarantor (the "Guarantor"), and the Trustee identified in such Schedule (the "Trustee"). The Securities are to be unconditionally guaranteed (the "Guarantees") as to payment of principal and interest by the Guarantor. All references herein to "this Agreement" shall be deemed to refer to this Agreement together with the applicable Pricing Agreement.

          The Issuers and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (Registration No. 333- o ), including a prospectus relating to the Securities to be issued severally from time to time by the Issuers. The Issuer set forth in the applicable Pricing Agreement (the "applicable Issuer") also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), a Prospectus Supplement specifically relating to the Securities (the "Prospectus Supplement"). Upon request, but not without your


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agreement, the applicable Issuer may also file a Rule 462(b) Registration
Statement in accordance with Rule 462(b) under the Securities Act. The registration statement as of the date of this Agreement and any Rule 462(b) Registration Statement that becomes effective prior to the Closing Date (as defined in Article IV below) is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (including the Basic Prospectus, a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. Any reference to "Rule 462(b) Registration Statement" shall be deemed to refer to a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial Registration Statement. The obligations of the Issuers under this Agreement shall be several and not joint.

                                       I.

          The applicable Issuer (as to itself) and the Guarantor (as to each Issuer and to itself) represents and warrants to each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder,
     (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at the Closing Date, contain and, as amended or


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     supplemented, if applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information concerning any Underwriter furnished to the Issuers or the Guarantor in writing by such Underwriter through you expressly for use therein or (B) to the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

          (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (d) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the applicable Issuer and duly authorized, executed and delivered by the Guarantor and is a valid and legally binding agreement of such Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) There has not been any material adverse identifiable change, or any development involving a prospective material adverse identifiable change in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (f) The financial statements, and the related notes thereto, included or incorporated by in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and, if applicable, the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Guarantor to be reasonable.


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                                      II.

          Each Underwriter represents and agrees that (a) in relation to Securities which have a maturity of one year or more and which are to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to admission of such Securities to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the "FSMA"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA, (b) in relation to Securities which have a maturity of one year or more and which are not to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA, (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (d) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (with the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the applicable Issuer or the Guarantor.

          Each Underwriter severally represents and agrees that in relation to Securities issued by the Dutch Issuer that Securities may only be offered by the Dutch Issuer and such offer may only be announced: (a) to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities) ("professional investors"), provided that the offer, the applicable Prospectus and each announcement of the offer states that the offer is exclusively made to those persons; or (b) otherwise in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995). In addition, each Underwriter severally represents and agrees that in relation to Securities issued by the Dutch Issuer, all transfer requirements applicable to Securities pursuant to the Netherlands Savings Certificates Act (Wet inzake spaarbewijzen) are complied with.

                                      III.

          The Issuers and the Guarantor are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the applicable



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Pricing Agreement has become effective as in your judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus Supplement.

                                      IV.

          Payment for the Securities shall be made by certified or official bank check or checks or wire transfer, as specified in the applicable Pricing Agreement, payable to the order of the Issuer identified in such Pricing Agreement in the funds in such Pricing Agreement at the time and place, in each case as set forth in such Pricing Agreement, or at such other time on the same or such other date, not later than the third New York business day thereafter, as shall be designated in writing by you, which date and time may be postponed by agreement among you, the applicable Issuer and the Guarantor or as provided in Section IX hereof. The time and date of such payment, as specified in the applicable Pricing Agreement in relation to an offering of Securities, are hereinafter referred to as the "Closing Date".

          Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

                                       V.

          The several obligations of the Underwriters hereunder are subject to the following conditions, appropriately modified for the applicable Issuer:

          (a) The applicable Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction.

          (b) Subsequent to the execution and delivery of the applicable Pricing Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the applicable Issuer's or the Guarantor's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (c) There shall not have occurred any change, or any development involving a



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     prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, after consultation with the applicable Issuer and the Guarantor, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus and Prospectus Supplement.

          (d) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed, respectively, by an executive officer or a director of each of the applicable Issuer and of the Guarantor, to the effect set forth in clauses (b) and (c) above and to the effect that the representations and warranties of such Issuer and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that such Issuer and the Guarantor shall have performed in all material respects all of their respective obligations to be performed hereunder or satisfied on or prior to the Closing Date. The officer or director signing and delivering such certificate may certify to the best of his knowledge.

          (e) You shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, United States counsel for the Issuers and the Guarantor, dated the Closing Date, to the effect that:

               (i) if applicable, the U.S. Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

               (ii) the Indenture has been duly authorized, executed and delivered by the U.S. Issuer or, assuming the Indenture has been duly authorized, executed and delivered by the Scottish Issuer insofar as the laws of Scotland are concerned, it has been duly executed and delivered by the Scottish Issuer, or assuming the Indenture has been duly authorized, executed and delivered by the Dutch Issuer insofar as the laws of The Netherlands are concerned, it has been duly executed by the Dutch Issuer, and, assuming the Indenture has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, it has been duly executed and delivered by the Guarantor; the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the applicable Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iii) the Securities have been duly authorized, executed, authenticated, issued and delivered by the U.S. Issuer or, assuming the Securities have been duly authorized, executed, authenticated, issued and delivered by the Scottish Issuer insofar as the laws of Scotland are concerned, they have been duly executed,



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          authenticated, issued and delivered by the Scottish Issuer, or, assuming the Securities have been duly authorized, executed, authenticated, issued and delivered by the Dutch Issuer insofar as the laws of The Netherlands are concerned, they have been duly authorized, executed, authenticated, issued and delivered by the Dutch Issuer and constitute valid and legally binding obligations of the applicable Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iv) assuming the Guarantees have been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, the Guarantees have been duly executed and delivered by or on behalf of the Guarantor and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) this Agreement has been duly authorized, executed and delivered by the U.S. Issuer or, assuming this Agreement has been duly authorized, executed and delivered by the Scottish Issuer insofar as the laws of Scotland are concerned, it has been duly executed and delivered by the Scottish Issuer, or, assuming this Agreement has been duly authorized, executed and delivered by the Dutch Issuer insofar as the laws of The Netherlands are concerned, it has been duly executed by the Dutch Issuer and, assuming this Agreement has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, it has been duly executed and delivered by the Guarantor;

               (vi) the issuance of the Securities in accordance with the Indenture and the sale of the Securities by the applicable Issuer to the Underwriters pursuant to this Agreement do not, and the performance by such Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantees will not, in the case of the U.S. Issuer, violate the U.S. Issuer's Certificate of Incorporation or By-laws, or violate any Federal law of the United States, the law of the State of New York or, in the case of the U.S. Issuer, the General Corporation Law of the State of Delaware, applicable to such Issuer or the Guarantor; provided, however, that, with respect to this paragraph (vii), such counsel need express no opinion with respect to Federal or state securities laws, other anti-fraud laws and fraudulent transfer laws; provided, further, that insofar as performance by such Issuer and the Guarantor of their respective obligations under the Indenture, this Agreement, the Securities and the Guarantees is concerned, such counsel need express no opinion as to bankruptcy, insolvency,


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          reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

               (vii) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the applicable Issuer or the Guarantor, as the case may be, under the Federal laws of the United States and the laws of the State of New York for the issuance by the Guarantor of the Guarantees and the issuance, sale and delivery of the Securities by the applicable Issuer to the Underwriters have been obtained or made; and

              (viii) the applicable Issuer is not an "investment company" or a company "controlled" by an "investment company" required to be registered under the United States Investment Company Act of 1940.

          In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and such counsel may (i) rely, without independent investigation, as to matters of English law, upon the opinion of Slaughter and May, English counsel for the Guarantor, rendered pursuant to Section V(f), the opinion of Morton Fraser, Scottish counsel to the Scottish Issuer rendered pursuant to Section V(g) and the opinion of Houthoff Buruma, Dutch Counsel to the Dutch Issuer rendered pursuant to Section V(h); (ii) assume that any document referred to in their opinion and executed by the Scottish Issuer or the Dutch Issuer has been duly authorized, executed and delivered pursuant to Scottish law or Dutch law, as applicable; and (iii) assume that any document referred to in their opinion and executed by the Guarantor has been duly authorized, executed and delivered pursuant to English law.

          Such counsel may also state that, with your approval, they have relied as to certain matters upon certificates of the applicable Issuer and the Guarantor and each of the applicable Issuer's and Guarantor's officers or directors and employees and upon information obtained from other sources believed by them to be responsible, and that they have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by them, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's duly authorized officers and that the signatures on all documents examined by us are genuine, assumptions which they have not independently verified.

          Such counsel shall also state that they have reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement and participated in discussions with representatives of the applicable Issuer and the Guarantor and their English and, if applicable, Scottish or Dutch counsel, representatives of the accountants for the applicable Issuer and the Guarantor and representatives of the Underwriters and their U.S. counsel; and on the basis of the information that they gained in the course of the performance of such services, considered in the light of the experience they have gained through their practice in this field, such counsel shall confirm to the Underwriters that each part of the Registration Statement, when such part became



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effective, and the Basic Prospectus, as supplemented by the Prospectus
Supplement as of the date of the Prospectus Supplement appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder; and nothing that has come to the attention of such counsel has caused them to believe (a) that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus as supplemented by the Prospectus Supplement as of the date of the Prospectus Supplement, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading or (b) that, in the course of specified procedures performed by them subsequent to the effective date of the Registration Statement, the Basic Prospectus, as supplemented by a Prospectus Supplement, as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Basic Prospectus or any Prospectus Supplement except for those made under the captions "Description of Debt Securities and Guarantees" and "Taxation - United States Taxation of Debt Securities" in the Registration Statement and "Description of the Notes and Guarantees" and "Underwriting" in a Prospectus Supplement insofar as they relate to the provisions of documents therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Basic Prospectus or any Prospectus Supplement, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued, or as to any statement made by Slaughter and May with respect to English law any statement made by Morton Fraser with respect to Scottish law or any statement made by Houthoff Buruma with respect to Dutch law, in each case, in the Registration Statement or in documents incorporated by reference therein.

          (f) You shall have received on the Closing Date an opinion of Slaughter and May, English counsel to the Guarantor, dated the Closing Date, to the effect that:

               (i) the Guarantor is a public limited company duly incorporated under the laws of England and Wales and is an existing company;

               (ii) the Indenture, the Guarantees and this Agreement have been duly authorized, executed and delivered by the Guarantor;

               (iii) the choice of the laws of the State of New York as the governing law of the Indenture, the Guarantees and this Agreement is a valid choice of law; the validity and binding nature of the obligations contained in the Indenture, the



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          Guarantees and this Agreement are governed by New York law;

               (iv) on the assumption that the Indenture, the Guarantees and this Agreement create valid and binding obligations of the parties under New York law, English law will not prevent any provisions of the Indenture, the Guarantees and this Agreement from being valid and binding obligations of the Guarantor;

               (v) the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Indenture, the Guarantees and this Agreement will not contravene any law of England and Wales or the Memorandum and Articles of Association of the Guarantor, in each case, that is material to the Guarantor and its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court in England and Wales having jurisdiction over the Guarantor;

               (vi) there are no required authorizations, approvals or consents of, or registration or filing with, any court, governmental or regulatory authority of or with the United Kingdom required in connection with the execution, delivery and performance of the Guarantees and the Indenture by the Guarantor;

               (vii) a final and conclusive judgment against the Guarantor for a definite sum of money entered by any Federal or State court in the United States of America in any suit, action or proceeding arising out of or in connection with the Indenture, the Guarantees or this Agreement would be enforced by the English courts, without re-examination or re-litigation of the matters adjudicated upon, by the English courts, provided that:

                    (a)  the judgment was not obtained by fraud;

                    (b) the enforcement of the judgment would not be contrary to English public policy;

                    (c) the judgment was not obtained in proceedings contrary to natural justice;

                    (d) the judgment is not inconsistent with an English judgment in respect of the same matter;

                    (e)  the judgment is not for multiple damages; and

                    (f) enforcement proceedings are instituted within six years after the date of the judgment; and

              (viii) Assuming that the submission to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York (the "New York Courts") contained in the Indenture and this Agreement is valid and binding under New York law, (a) English law will not prevent the same from being valid and binding upon the Guarantor, (b) the Guarantor is not prevented by its Memorandum and Articles of Association or any overriding principles of

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          English law from agreeing to waive any objection, pursuant to the
          Indenture and this Agreement to the venue of proceedings in the New York Courts and (c) such waiver is valid and binding under the laws of England;

               (ix)  Service of process effected in the manner set forth in
          Section X of this Agreement and Section 115 of the Indenture, assuming its validity and effectiveness under New York law, will be effective, insofar as the laws of England are concerned, to confer valid jurisdiction over the Guarantor;

               (x) The Guarantor has the power to submit, and has taken all necessary corporate action to submit, to the jurisdiction of any New York Court, and to appoint Diageo North America, Inc. as its authorized agent for the purposes and to the extent described in
          Section X of this Agreement and in Section 115 of the Indenture; and

               (xi) the statements in the "Enforceability of Certain Civil Liabilities", "Description of Debt Securities and Guarantees - Payment of Additional Amounts" and "Taxation - United Kingdom Taxation of Debt Securities" sections of the Prospectus, insofar as they are summaries of tax considerations or refer to statements of law or legal conclusions, in all material respects present fairly the information shown.

          In giving such opinion, such counsel may state that such opinion is confined to and given on the basis of English law as currently applied by the English courts and on the basis that it will be governed by and construed and have effect in accordance with English law. Such opinion also may state that nothing therein is to be taken as indicating that the remedy of an order for specific performance or the issue of an injunction would be available in an English court in respect of the obligations arising under the Indenture, the Guarantees or this Agreement in that such remedies are available only at the discretion of the court and are not usually granted where damages would be an adequate remedy. Also in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (e) of this Article as to matters of New York and United States federal law.

          (g) If applicable, you shall have received on the Closing Date an opinion of Morton Fraser, Scottish counsel for the Scottish Issuer and the Guarantor, dated the Closing Date, to the effect that:

               (i) the Scottish Issuer is a public limited company, duly incorporated, validly existing and registered under the laws of Scotland, and has the full corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Securities and this Agreement;

               (ii) the Indenture has been duly authorized, executed and delivered by the Scottish Issuer and, on the assumption that the Indenture creates valid and binding obligations of the parties under New York law, Scottish law will not prevent any provision of the Indenture from being a valid and binding obligation of the Scottish Issuer, subject to all limitations resulting from bankruptcy, insolvency, liquidation, receivership, administration, reorganization of the Scottish Issuer and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors' rights applicable to the Scottish Issuer;

               (iii) the Securities have been duly authorized, executed, authenticated and issued and delivered by the Scottish Issuer and, on the assumption that the Securities create valid and binding obligations of the parties thereto under New York law, Scottish law will not prevent any provision of the Securities from being a valid and binding obligation of the Scottish Issuer subject to all limitations resulting from bankruptcy, insolvency, liquidation, receivership, administration and reorganization of the Scottish Issuer and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors' rights applicable to the Scottish Issuer;

               (iv) this Agreement has been duly authorized, executed, and delivered by the Scottish Issuer and, on the assumption that this Agreement creates valid and binding obligations of the parties hereto under New York law, Scottish law will not prevent any provision of this Agreement from being a valid and binding obligation of the Scottish Issuer subject to all limitations resulting from bankruptcy, insolvency, liquidation, receivership, administration and reorganization of the Scottish Issuer and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors' rights applicable to the Scottish Issuer;

               (v) the execution and delivery by the Scottish Issuer of, and the performance by the Scottish Issuer of its obligations under, this Agreement, the Securities and the Indenture will not contravene any provision of Scottish law or the Memorandum and Articles of Association of the Scottish Issuer or any agreement or other instrument binding upon the Scottish Issuer or any of its subsidiaries that, in each case, is material to the Scottish Issuer or any of its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Scottish Issuer or any such subsidiary;

               (vi) there are no required authorizations, approvals or consents of, or registration or filing with, any governmental or regulatory authority of or with the United Kingdom required in connection with the execution, delivery and performance of the Securities by the Scottish Issuer or of the Indenture by the Scottish Issuer;

               (vii) the choice of law of the State of New York to govern the Indenture, this Agreement and the Securities is competent in terms of Scottish law and will be recognized and given effect to by the courts in Scotland; the validity and binding nature of the obligations contained in the Indenture, this Agreement and the Securities are governed by New York law;

              (viii) a judgement duly obtained in the courts of New York or Federal courts of the United States of America sitting in New York in respect of the Indenture, this Agreement or the Securities will be enforceable in Scotland provided that such judgement:

                    (a) is based on the exercise of personal jurisdiction by the court issuing the judgement;

                    (b)   is for a debt or an ascertained sum of money;

                    (c)   is final and conclusive;

                    (d) is not inconsistent with a decree of a Scottish court in respect of the same matter;

                    (e) is sought to be enforced by properly instituted and served proceedings within five years of the date of such judgement; and is not challengeable on the grounds of:

                          (1)  absence of jurisdiction;

                          (2)  fraud;

                          (3)  public policy;

                          (4)  natural justice;

                          (5)  being a fine or penalty; or

                          (6)  res judicata;

               (ix) the submission to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York (the "New York Courts") contained in this Agreement and the Indenture is valid under Scottish law, and the Scottish Issuer is not prevented by its Memorandum and Articles of Association or any overriding principles of Scottish law from agreeing to waive any objection, pursuant to this Agreement or the Indenture, to the venue of proceedings in the New York Courts, and such waiver is valid and binding under the laws of Scotland;

               (x)   service of process effected in the manner set forth in
          Section X of this Agreement and Section 115 of the Indenture, assuming its validity and effectiveness under New York law, will be effective, insofar as the laws of Scotland are concerned, to confer valid jurisdiction over the Scottish Issuer; and

               (xi) the Scottish Issuer has the power to submit, and has taken all necessary corporate action to submit, to the jurisdiction of any New York Court, and to appoint Diageo North America, Inc. as its authorized agent for the purposes and to the extent described in Section X of this Agreement and in Section 115 of the Indenture.

          In rendering such opinion, such counsel may state that they do not express any opinion concerning any law other than the laws operative for the time being in Scotland and that their opinion is based on the laws of Scotland in force on the date thereof and is addressed to the Underwriters solely for their own benefit in relation to the offering of the Securities and, except with their prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the Underwriters or other addresses thereof for any other purpose.

          Such opinion may also state that nothing therein is to be taken as indicating that the remedy of a decree of specific implement or the grant of the prayer of a petition for interdict would be available in a Scottish court in respect of the obligations arising under the Indenture, the Guarantee or this Agreement in that such remedies are available only at the discretion of the court and are not usually granted where damages would be an adequate remedy. Also in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (e) of this Section V as to matters of New York and United States federal law.

          (h) If applicable, you shall have received on the Closing Date an opinion of Houthoff Buruma, Dutch Counsel of the Dutch Issuer and the Guarantor, dated the Closing Date, to the effect that:

               (i) the Dutch Issuer has been incorporated and is existing as a legal entity (rechtspersoon) in the form of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Netherlands law;

               (ii) the Dutch Issuer has the corporate power to enter into and perform under the Indenture and this Agreement and to issue and perform the Securities;

               (iii) the Dutch Issuer has taken all necessary corporate action to authorise its entry into, and performance of, the Indenture, this Agreement and the Securities;

               (iv) the Dutch Issuer has validly signed the Indenture, this Agreement and the Securities;

               (v) under Netherlands law, the choice of New York Law as the governing law of the Indenture, this Agreement and the Securities is recognised as a valid choice of law;

               (vi) the Indenture, this Agreement and the Securities will, according to the courts of the Netherlands correctly applying New York Law as the law expressed to be governing the Indenture, this Agreement and the Securities, constitute valid, binding and enforceable obligations of the Dutch Issuer;

               (vii) no governmental or regulatory consents, approvals or authorisations required by the Dutch Issuer under Netherlands law in connection with its entry into or performance of the Indenture, this Agreement or for the issue and performance of the Securities;

              (viii) under Netherlands law, there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability of the Indenture, this Agreement and the Securities against the Dutch Issuer;

               (ix) under Netherlands law, there exists no requirement as to the form of the Indenture, this Agreement and the Securities if they satisfy the formal requirements of New York Law;

               (x) the entry into and performance of the Indenture and the Agreement, and the issue and performance of the Securities, by the Dutch Issuer does not conflict with or result in a violation of the Articles of Netherlands law which would affect the validity, binding effect and enforceability of the Indenture, this Agreement and the Securities against the Dutch Issuer;

               (xi) under Netherlands law, the Underwriters are permitted to commence proceedings against the Dutch Issuer in a Netherlands court of competent jurisdiction for claims arising under this Agreement;

               (xii) a judgment rendered by a court in the State of New York will in principle not be recognised and enforced by the Netherlands courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the State of New York (the "foreign court") which is enforceable in the United States of America (the "foreign judgment") and files his claim with the Netherlands court of competent jurisdiction, the Netherlands court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, unless the foreign judgment contravenes Netherlands public policy;

              (xiii) no payment by the Dutch Issuer under the Indenture or the Securities is subject to Netherlands withholding tax (bronbelasting); and

               (xiv) the statements in the Basic Prospectus under the heading "Taxation - Netherlands Taxation", to the extent that they are statements as to Netherlands law, are correct in all material respects.

          In giving such opinion, such counsel may state that such opinion is confined to and given on the basis of Dutch law as currently applied by the Dutch courts and on the basis that it will be governed by and construed and have effect in accordance with Dutch law. Such opinion also may state that nothing therein is to be taken as indicating that the remedy of an order for specific performance or the issue of an injunction would be available in a Dutch court in respect of the obligations arising under the Indenture, the Guarantee or this Agreement in that such remedies are available only at the discretion of the court and are not usually granted where damages would be an adequate remedy. Also in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (e) of this Section V as to matters of New York and United States federal law.

          (i) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering certain of the matters referred to in subparagraph (ii), (iii),
     (iv), (v) and (vi) and the last paragraph of clause (e) of this Section V.

          (j) You shall have received on the date of the applicable Pricing Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance reasonably satisfactory to you, from the independent certified public accountants who have certified the financial statements of the Issuers and the Guarantor and their subsidiaries included in the Registration Statement and the Prospectus containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (k) With respect to the Securities issued by the Scottish Issuer or the Dutch Issuer, the Securities and the Guarantees to be delivered shall have been approved for listing on the New York Stock Exchange, Inc. or another recognized stock exchange, subject to official notice of issuance.

                                      VI.

          In further consideration of the agreements of the Underwriters herein contained, the Issuers and the Guarantor jointly covenant as follows:

          (a) To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto, but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

          (b) During the period mentioned in paragraph (c) below, before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the applicable Securities as, in the opinion of your counsel, the Prospectus is required by applicable U.S. law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable U.S. law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the applicable Issuer and the Guarantor) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus as amended or supplemented, will comply with applicable U.S. law; provided, however, that in case any Underwriter or dealer is required to deliver a Prospectus under the Securities Act in connection with the offer or sale of Securities at any time more than nine months after the Closing Date, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriter of such Securities.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification.

          (e) To make generally available to the Guarantor's security holders as soon as practicable an earnings statement that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) With respect to the Securities of the Scottish Issuer or the Dutch Issuer, to use their best efforts to list, subject to notice of issuance, the Securities and the Guarantees on the New York Stock Exchange, Inc. or another recognized stock exchange.

          (g) During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified promptly to the applicable Issuer and the Guarantor by you, and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities or warrants to purchase debt securities of such Issuer or the Guarantor which mature more than one year after the Closing Date, and which are substantially similar to the Securities, without your prior written consent, such consent not to be unreasonably withheld.

                                      VII.

          The applicable Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding on any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the applicable Issuer or the Guarantor shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to an Issuer or the Guarantor in writing by any Underwriter through you expressly for use therein; provided, however, the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (if the applicable Issuer or the Guarantor shall have furnished any amendments or supplements thereto to the Underwriters), at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls each of the Issuers or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuers or the Guarantor in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing (or by facsimile and confirmed in writing) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Lead Manager or Lead Underwriter named in the applicable Pricing Agreement in the case of parties indemnified pursuant to the second preceding paragraph and by the applicable Issuer or Issuers and the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

          If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the applicable Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the applicable Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the applicable Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the applicable Issuer and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the applicable Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the applicable Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Issuer and the Guarantor, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The applicable Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Issuers and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,

(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any of the Issuers, the Guarantor, their respective officers or directors or any other person controlling the Issuers or the Guarantor and (iii) acceptance of and payment for any of the Securities.

                                     VIII.

          Any Pricing Agreement shall be subject to termination in your discretion, by notice given to the applicable Issuer and the Guarantor, if (a) after the execution and delivery of such Pricing Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the applicable Issuer or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, after consultation with the applicable Issuer and the Guarantor, impracticable to market the Securities on the terms and in the manner contemplated in the Basic Prospectus and applicable Prospectus Supplement.

                                      IX.

          This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to the applicable Pricing Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you, the applicable Issuer and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, either Issuer or the Guarantor. In any such case either you, the applicable Issuer or the Guarantor shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus, the Prospectus Supplement or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement or a Pricing Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of an Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or such Pricing Agreement, or if for any reason an Issuer or the Guarantor shall be unable to perform their respective obligations under this Agreement or such Pricing Agreement, such Issuer or the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement or such Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably and properly incurred by such Underwriters in connection with this Agreement or such Pricing Agreement or the offering contemplated hereunder or thereunder.

                                       X.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Scottish Issuer, the Dutch Issuer and the Guarantor have appointed Diageo North America, Inc. as its authorized agent (the "Authorized Agent") upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Underwriter or by any person controlling any Underwriter, and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable for a period of three years from and after the Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such three-year period. Each of the Scottish Issuer, the Dutch Issuer and the Guarantor represents to each of the Underwriters that it has notified the Authorized Agent of such designation and appointment and that Authorized Agent has accepted the same in writing. The Scottish Issuer, the Dutch Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Scottish Issuer, the Dutch Issuer or the Guarantor (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Scottish Issuer or the Guarantor. Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter against the Scottish Issuer, the Dutch Issuer or the Guarantor in any competent court in Scotland, The Netherlands or England and Wales.

                                      XI.

          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or alone. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and if to the applicable Issuer or Issuers or the Guarantor shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to the address of such Issuer or Issuers or the Guarantor, as the case may be, set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section VII hereof shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to such Underwriter as its address set forth in its Underwriters' Questionnaire, or the telex constituting such Questionnaire, which address will be supplied to the applicable Issuer and the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuers and the Guarantor and, to the extent provided in Section VII hereof, the officers and directors of the Issuers and the Guarantor and each person who controls an Issuer, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have the right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                   Very truly yours,


                                   DIAGEO PLC


                                   By
                                           -------------------------------------
                                   Name
                                   Title:



                                   DIAGEO FINANCE B.V.


                                   By
                                           -------------------------------------
                                   Name
                                   Title:



                                   By

                                           -------------------------------------
                                   Name
                                   Title:



                                   DIAGEO CAPITAL PLC

                                   By
                                           -------------------------------------
                                   Name:
                                   Title:





[UNDERWRITERS]

By:
       ------------------------------------
Name:
Title:

                                                                         ANNEX I

                           [FORM OF PRICING AGREEMENT]

Representatives of the
Several Underwriters named
in Schedule I hereto

                                                                 ---------, ----

Ladies and Gentlemen:

          [Diageo Capital plc, a public limited company incorporated under the laws of Scotland][Diageo Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law][Diageo Investment Corporation, a Delaware corporation] (the "Issuer"), and Diageo plc, a public limited company organized under the laws of England and Wales (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated o , 2003 (the "Underwriting Agreement"), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the address of the Representatives referred to in such Section XII are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us [ten] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                   Very truly yours,
                                   Diageo plc


                                   By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   [Diageo Capital plc]
                                   [Diageo Finance B.V.]
                                   [Diageo Investment Corporation]


                                   By
                                        ----------------------------------------
                                        Name:
                                        Title:



                                   By
                                        ----------------------------------------
                                        Name:
                                        Title:

[UNDERWRITERS]

By:
       ------------------------------------
Name:
Title:

                                   SCHEDULE I


                                                                      PRINCIPAL
                                                                      AMOUNT OF
                                                                      DESIGNATED
                                                                      SECURITIES
                                                                        TO BE
                      UNDERWRITER                                     PURCHASED
                      -----------                                 --------------
                                                                  $


























                                                                  --------------
Total.......................................................      $
                                                                  ==============

                                   SCHEDULE II

ISSUER:

     [Diageo Capital plc]
     [Diageo Finance B.V.]
     [Diageo Investment Corporation]

TITLE OF DESIGNATED SECURITIES:

     [   %] [Floating Rate] [Zero Coupon] [Notes]

     [Debentures] due

AGGREGATE PRINCIPAL AMOUNT:

     [$]

PRICE TO PUBLIC:

     ______% of the principal amount of the Designated Securities, plus accrued
     interest from to [and accrued amortization, if any, from      to      ]

PURCHASE PRICE BY UNDERWRITERS:

     ______% of the principal amount of the Designated Securities, plus accrued
     interest from to [and accrued amortization, if any, from      to      ]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     [_________] funds

METHOD OF PAYMENT:

     [Certified or official bank check]  [Wire transfer to account ______]

INDENTURE:

     [Indenture dated as of August 3, 1998, among Diageo Capital plc, the Guarantor and Citibank, N.A., as Trustee]

     [Indenture dated as of June 1, 1999, among Diageo Investment Corporation, the Guarantor and Citibank, N.A., as Trustee]

     [Indenture dated as of o , 2003, among Diageo Finance B.V., the Guarantor and Citibank, N.A., as Trustee]

MATURITY:

INTEREST RATE:

     [   %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

     [months and dates, commencing __________,]

REDEMPTION PROVISIONS:

     [No provisions for redemption]

     [The Designated Securities may be redeemed, otherwise

     than through the sinking fund, in whole or in part at the option of the
     Issuer, in the amount of [$]      or an integral multiple thereof,

     [on or after              ,      at the following redemption prices
     (expressed in percentages of principal amount). If [redeemed on or
     before      , %, and if] redeemed during the 12-month period
     beginning        ,

                                                                    REDEMPTION
          YEAR                                                       PRICE
          ----                                                     ----------






     and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

     [on any interest payment date falling in or after        ,        , at the
     election of the Issuer, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

     [The Securities are redeemable at the option of the Issuer or the Guarantor upon certain changes in United Kingdom [or Scottish] [or Dutch] tax law.]

     [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for other changes in tax law]

     [Restriction on refunding]

SINKING FUND PROVISIONS:

     [No sinking fund provisions]

     [The Designated Securities are entitled to the benefit of a sinking fund to
     retire [$]     principal amount of Designated Securities on      in each of
     the years     through      at 100% of their principal amount plus accrued
     interest][,together with [cumulative] [noncumulative] redemptions at the
     option of the Issuer to retire an additional [$]     principal amount of
     Designated Securities in the years      through      at 100% of their
     principal amount plus accrued interest].

EXTENDABLE PROVISIONS:

     Securities are repayable on         , [insert date and years], at the
     option of the holder, at their principal amount with accrued interest.
     Initial annual interest rate will be      %, and thereafter annual interest
     rate will be adjusted on      ,      and      to a rate not less than
         % of the effective annual interest rate on U.S. Treasury obligations with -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

     [If Securities are Floating Rate Debt Securities, insert--

FLOATING RATE PROVISIONS:

     Initial annual interest rate will be     % through      and thereafter will
     be adjusted [monthly] [on each       ,      , ________________ and      ]
     [to an annual rate of % above the average rate for      -year [month]
     [securities] [certificates of deposit] issued by      and       [insert
     names of banks].] [and the annual interest rate [thereafter] [from through ] will be the interest yield equivalent of the weekly average per
     annum market discount rate for -month Treasury bills plus     % of Interest
     Differential (the excess, if any, of (i) then current weekly average per
     annum secondary market yield for      -month certificates of deposit over
     (ii) then current interest yield equivalent of the weekly average per annum
     market discount rate for      -month Treasury bills); [from        and
     thereafter the rate will be the then current interest yield equivalent plus
         % of Interest Differential].]

DEFEASANCE PROVISIONS:

OVERALLOTMENT OPTION:

TIME OF DELIVERY:



CLOSING LOCATION:



NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

     Address for Notices, etc.:

[OTHER TERMS]: